NOTIFICATION  OF  THE  REMOVAL  FROM  LISTING  AND REGISTRATION OF THE STATED
SECURITIES

The American Stock Exchange LLC hereby notifies the SEC of its intention to remove the entire class of the stated securities from listing and registration on the Exchange at the opening of business on July 3, 2008, pursuant to the provisions of Rule 12d2-2 (a). 17CFR240.12d2-2(a)(4)

The removal of the Ameristock ETF Trust issues noted below is being effected because the Exchange knows or is reliably informed that on June 20, 2008 all rights pertaining to the entire class of these securities were extinguished.

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|FUND NAME                           |SYMBOL|
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|Ameristock/Ryan 1 Year Treasury ETF |GKA   |
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|Ameristock/Ryan 2 Year Treasury ETF |GKB   |
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|Ameristock/Ryan 5 Year Treasury ETF |GKC   |
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|Ameristock/Ryan 10 Year Treasury ETF|GKD   |
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|Ameristock/Ryan 20 Year Treasury ETF|GKE   |
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The securities were suspended by the Exchange on June 20, 2008.